                                                                      EXHIBIT 11

                                  MEDEX, INC.
                                  -----------
                       COMPUTATION OF EARNINGS PER SHARE
                       ---------------------------------

                                                THREE MONTHS ENDED
                                                  SEPTEMBER 30,
                                              1995             1994
                                              ----             ----
PRIMARY:
Weighted average
  common shares outstanding                 6,161,025        6,130,100
Common equivalent
  shares - stock options                       37,128(1)        66,126(1)
                                            ---------        ---------

Common shares and
  common equivalent
  shares outstanding                        6,198,153        6,196,226
                                            ---------        ---------


NET INCOME                                 $1,137,069       $1,317,662
                                            =========        =========

NET INCOME PER SHARE                       $      .18       $      .21
                                            =========        =========


FULLY DILUTED:
Weighted average
  common shares outstanding                 6,161,025        6,130,100
Common equivalent
  shares - stock options                       37,160(1)        83,703(1)
                                            ---------        ---------

Common shares and
  common equivalent
  shares outstanding                        6,198,185        6,213,803
                                            =========        =========

NET INCOME                                 $1,137,069       $1,317,662
                                            =========        =========

NET INCOME PER SHARE                       $      .18       $      .21
                                            =========        =========


(1) Calculated under the Treasury Stock Method using the average price or period-end market price of Medex stock, as applicable.
